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                                                                    EXHIBIT 10.3
                               Kopin Corporation

                             1992 Stock Option Plan

                                   Amendment

Kopin Corporation (the "Company"), pursuant to authority reserved in Section 18 of the 1992 Stock Option Plan of the Company (the "1992 Plan"), hereby amends the 1992 Plan as follows:

Effective as of November 8, 1996, Section 13 of the 1992 Plan is deleted in its entirety and is replaced with the following:

     13.  Transferability of Options. Options shall not be transferable,
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          otherwise by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee and except as otherwise provided hereinbelow. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such Optionee to (i) the spouse, former spouse, children (including stepchildren) or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners including family limited partnerships controlled by the Optionee or (iv) to any other persons or entities in the discretion of the Committee, provided that (x) the stock option agreement pursuant to which such options are granted much be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 13, and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with this
          Section 13 (by will or the laws of descent and distribution). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 13 hereof the term "Optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 14 hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified at Section 14.

IN WITNESS WHEREOF, the Company has adopted this Amendment as of the 15/th/ day of November, 1996 to be effective as hereinabove provided.

                                       KOPIN CORPORATION

                                       BY: /s/John C. C. Fan
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